Exhibit 3.2

RLJ LODGING TRUST

AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

Section 1.                    PRINCIPAL OFFICE.  The principal office of RLJ Lodging Trust (the “Trust”) shall be located at such place or places as the board of trustees (the “Board of Trustees”) may designate.

Section 2.                    ADDITIONAL OFFICES.  The Trust may have additional offices at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.                    PLACE.  All meetings of shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be set by the Board of Trustees and stated in the notice of the meeting.

Section 2.                    ANNUAL MEETING.  An annual meeting of the shareholders for the election of trustees (the “Trustees”) and the transaction of any business within the powers of the Trust shall be held each year at a convenient location and on proper notice, on a date and at the time set by the Board of Trustees, beginning with the year 2012.  Failure to hold an annual meeting does not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust.

Section 3.                    SPECIAL MEETINGS.  The executive chairman or chairman of the Board of Trustees, the chief executive officer, the president or a majority of the Trustees may call special meetings of the shareholders.  A special meeting of the shareholders shall be called by the secretary of the Trust upon the written request of shareholders entitled to cast not less than a majority of all votes entitled to be cast at any such meeting.  Such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on at such meeting.  Upon receipt of such request, the Trust shall inform such shareholders of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of such costs to the Trust, the Trust shall deliver such notice to each shareholder entitled to notice of such meeting.  The Board of Trustees shall have the sole power to fix the record date for determining shareholders entitled to request a special meeting of shareholders and the date, time and place of the special meeting; provided, however, that the date of any special meeting shall not be more than 90 days after the record date for such meeting; and provided further, that if the Board of Trustees fails to designate, within 20 days after the date that a valid request for a special meeting is received by the secretary, a date and time for the special meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the meeting record date, or if such 90th day is not a business day, on the first preceding business day; and provided further, that in the event that the Board of Trustees fails to designate a place for the special meeting, then such meeting shall be held at the principal office of the Trust.

Section 4.                    NOTICE.  Not less than 10 nor more than 90 days before each meeting of shareholders, the secretary shall give notice to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting. Such notice shall state the time and place (if any) of the meeting, the means of remote communication (if any) by which the shareholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called.  Such notice shall be written, and may be delivered either by mail or nationally recognized private delivery service, by presenting it to such shareholder personally, by leaving it at his or her residence or usual place of business, or by any other means permitted under Maryland law, including by transmitting it to such shareholder by electronic mail to any electronic mail address of such shareholder or through any other electronic transmission by the Trust.  If mailed, such notice shall be deemed to be given when deposited in the U.S. mail addressed to the shareholder at his or her post office address as it appears on the records of the Trust, with postage thereon prepaid.  If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions.  The Trust may give a single notice to all shareholders who share an address, which single notice shall be effective as to any shareholder at such address, unless a shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice.  Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Section 5.                    SCOPE OF NOTICE.  Subject to Section 12(a) of this Article II, any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice.  No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.  The Trust may postpone or cancel a meeting of shareholders by making a public announcement (as defined in Section 12(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than 10 days prior to such date and otherwise in the manner set forth in this section.

Section 6.                    ORGANIZATION AND CONDUCT. At every meeting of the shareholders, the executive chairman or chairman of the Board of Trustees, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the executive chairman or chairman of the Board of Trustees, one of the following officers present shall conduct the meeting in the order stated: the chief executive officer, the president, the chief operating officer, if there be one, the vice presidents in their order of rank and seniority, or, if no such officer is present, a chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast.  The secretary, or, in his or her absence, an assistant secretary, or in the absence of the secretary and assistant secretaries, a person appointed by the chairman, shall act as secretary.

The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any shareholder or any other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (g) determining when and for how long the polls should be open and closed; (h) recessing or adjourning the meeting to a later date and time and place announced at the meeting; and (i) concluding a meeting.  Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 7.                    QUORUM.  At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum, but this section shall not affect any requirement under any statute or under the Declaration of Trust for the vote necessary for the adoption of any measure.  If, however, such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without a new record date and without notice other than announcement at the meeting.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The shareholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum was established, may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8.                    VOTING.  A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee.  Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted, without any right to cumulate votes.  A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a different proportion of the votes cast or entitled to be cast is required herein or by statute or by the Declaration of Trust.  Unless otherwise provided in the Declaration of Trust, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.  Voting on any question or in any election may be by voice unless the presiding officer shall order that voting be by ballot or otherwise.

Section 9.                    PROXIES.  A shareholder may cast the votes entitled to be cast by the shares owned of record by the shareholder in person or by proxy executed by the shareholder or by the shareholder’s duly authorized agent in any manner permitted by law.  Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Trust before or at the meeting.  No proxy shall be valid more than 11 months after its date unless otherwise provided in the proxy.

Section 10.              VOTING OF SHARES BY CERTAIN HOLDERS.  Shares of the Trust registered in the name of a corporation, partnership, limited liability company, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner, manager, or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person (1) has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or pursuant to an agreement of the partners of the partnership or of the members of the limited liability company, and (2) presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares.  Any Trustee or other fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy.

Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder.  The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable.  On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

Section 11.              INSPECTORS.  At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.  Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results, hear and determine all challenges and questions arising in connection with the right to vote and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Trustees in advance of the meeting or at the meeting by the chairman of the meeting.

Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 12.              ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEES AND OTHER PROPOSALS BY SHAREHOLDERS.

(a)                                  Annual Meetings of Shareholders.

(1)                                  Nominations of individuals for election to the Board of Trustees and the proposal of business other than nominations of Trustees to be considered by the shareholders at an annual meeting of shareholders shall be made:  (i) pursuant to the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Trustees, (ii) otherwise by or at the direction of the Board of Trustees or (iii) by a shareholder of the Trust who was a shareholder of record both at the time of giving of notice of the meeting and at the time of the annual meeting, who is entitled to vote at the meeting in the election of Trustees or on the proposal of other business, as the case may be, and who complied with the notice procedures set forth in Sections 12(a)(2), (4) and (5), in the case of nominations of Trustees, and Sections 12(a)(3) and (4), in the case of business other than the nomination of Trustees.

(2)                                  For nominations to be properly brought before an annual meeting by a shareholder pursuant to Section 12(a)(1)(iii), the shareholder must have given timely notice thereof in writing to the secretary of the Trust (the “Shareholder Notice”) containing the information specified in this Section 12(a)(2).  To be timely, such Shareholder Notice shall be delivered to the secretary at the principal executive offices of the Trust not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, such Shareholder Notice to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.  Such Shareholder Notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee, (A) a description of all agreements, arrangements or understandings between such shareholder and such beneficial owner (if any) on whose behalf the nomination is made, on the one hand, and such potential nominee and any other person or persons (naming such person or persons), on the other hand, pursuant to which the nomination is to be made by such shareholder, and (B)  all other information relating to such potential nominee that is required to be disclosed in solicitations of proxies for election of Trustees, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected; and (ii) as to the shareholder giving such Shareholder Notice and the beneficial owner (if any) on whose behalf the nomination is made, the additional information specified in Section 12(a)(4) below.

(3)                                  For business other than the nomination of Trustees to be properly brought before an annual meeting by a shareholder pursuant to Section 12(a)(1)(iii), the shareholder must have given a timely Shareholder Notice in writing to the secretary of the Trust containing the information specified in this Section 12(a)(3).  To be timely, such Shareholder Notice shall be delivered to the secretary at the principal executive offices of the Trust not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, such Shareholder Notice to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.  Such Shareholder Notice shall set forth:  (i) a brief description of the business desired to be brought before the meeting (including the complete text of any proposed resolutions or proposed amendments to these Bylaws or other governing documents of the Trust), the reasons for conducting such business at the meeting, a brief written statement of the reasons why the shareholder and the beneficial owner (if any) on whose behalf the proposal is made support such business, and any material interest in such business of such shareholder and of such beneficial owner (if any); (ii) a description of any agreement, arrangement or understanding with respect to such business between or among the shareholder and the beneficial owner (if any) on whose behalf the proposal is made, on the one hand, and any of their respective affiliates or associates and any others (including their names) acting in concert with any of the foregoing, on the other hand, and a representation that such shareholder and such beneficial owner (if any) will notify the Trust in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date is first made; and (iii) as to the shareholder giving such Shareholder Notice and the beneficial owner (if any) on whose behalf the proposal is made, the additional information specified in Section 12(a)(4) below.

(4)                                  Each Shareholder Notice delivered pursuant to Section 12(a)(2) or Section 12(a)(3) also must contain the following information as to the shareholder giving the Shareholder Notice and the beneficial owner (if any) on whose behalf the nomination is made (in the case of Section 12(a)(2)) or the business other than the nomination of Trustees is desired to be brought (in the case of Section 12(a)(3)):

(A)                              the name and address of such shareholder, as they appear on the Trust’s books, and of such beneficial owner (if any);

(B)                                the class or series and number of shares of the Trust which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner (if any), including the proportionate interest in the shares of the Trust held, directly or indirectly, by a general or limited partnership in which such shareholder or such beneficial owner (if any) is a general partner or a direct or indirect beneficial owner of an interest in a general partner, as of the date of the Shareholder Notice, and a representation that such shareholder and such beneficial owner (if any) will notify the Trust in writing of the class or series and number of such shares (including the proportionate interest in the shares held through a general or limited partnership) owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date is first made;

(C)                                a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into by such shareholder and/or such beneficial owner (if any) as of the date of the Shareholder Notice, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of such shareholder or beneficial owner or any of their respective affiliates, and a representation that such shareholder and such beneficial owner (if any) will notify the Trust in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date is first made;

(D)                               a representation that such shareholder intends to appear at the meeting in person or by proxy to make the nomination or propose the other business specified in such Shareholder Notice, as the case may be; and

(E)                                 a representation as to whether such shareholder or such beneficial owner (if any) intends, or is intended to be part of a group (within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act) that intends, (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Trust’s outstanding shares required to elect the proposed Trustee nominee or to approve or adopt the other business proposal, as the case may be, and/or (ii) otherwise to solicit proxies from shareholders in support of such nominee or other business proposal, as the case may be.

(5)                                  Notwithstanding anything to the contrary in this Section 12(a), in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust of such action or specifying the size of the increased Board of Trustees at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a shareholder’s notice required by Section 12(a)(2) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the secretary at the principal executive offices of the Trust not later than 5:00 p.m., Eastern Time, on the tenth day immediately following the day on which such public announcement is first made by the Trust.

(b)                                 Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting.  Nominations of persons for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected only (i) pursuant to the Trust’s notice of the meeting, (ii) by or at the direction of the Board of Trustees or (iii) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any shareholder of the Trust who is a shareholder of record both at the time of giving of notice provided for in this Section 12(b) and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 12(b).  In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any such shareholder may nominate a person or persons (as the case may be) for election as a Trustee as specified in the Trust’s notice of meeting, if the shareholder’s notice containing the information required by paragraph (a)(2) of this Section 12 shall be delivered to the secretary at the principal executive offices of the Trust not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Board of Trustees to be elected at such meeting.  In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above.

(c)                                  General.

(1)                                  Upon written request by the secretary or the Board of Trustees or any committee thereof, any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory to the secretary or the Board of Trustees or any committee thereof, in his, her or its sole discretion, of the accuracy of any information submitted by the shareholder pursuant to this Section 12.  If a shareholder fails to provide such written verification within such period, the secretary or the Board of Trustees or any committee thereof may treat the information as to which written verification was requested as not having been provided in accordance with the procedures set forth in this Section 12.

(2)                                  Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible for election by shareholders as Trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12.  The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or other business is not in compliance with this Section 12, to declare that such defective nomination or proposal be disregarded.

(3)                                  For purposes of this Section 12, “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or (ii) in a document publicly filed by the Trust with the United States Securities and Exchange Commission pursuant to the Exchange Act.

(4)                                  Sections 12(a) and (b) shall be the exclusive means for a shareholder to make nominations or submit business before an annual meeting of the shareholders.  Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Sections 12(a) and (b).  Nothing in this Section 12 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8, or any successor provision, under the Exchange Act.

Section 13.              TELEPHONE MEETINGS.  The Board of Trustees or the chairman of the meeting may permit shareholders to participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 14.              INFORMAL ACTION BY SHAREHOLDERS.  Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each shareholder entitled to vote on the matter and is filed with the records of the shareholders’ meetings.

Section 15.              CONTROL SHARE ACQUISITION ACT.  Notwithstanding any other provision of the Declaration of Trust of the Trust or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) (the “MGCL”) shall not apply to any acquisition by any person of shares of beneficial interest of the Trust. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

TRUSTEES

Section 1.                    GENERAL POWERS; TRUSTEES HOLDING OVER.  The business and affairs of the Trust shall be managed under the direction of its Board of Trustees.  In case of failure to elect Trustees at an annual meeting of the shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Trust until their successors are elected and qualify.

Section 2.                    NUMBER, ELECTION, AND QUALIFICATIONS.  At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of Trustees; provided, that the number thereof shall never be fewer than the minimum number required by the MGCL, nor more than 15; and provided further, that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees.  Unless otherwise provided in the Declaration of Trust or these Bylaws, the Trustees shall be elected at the annual meeting of the shareholders, and each Trustee shall be elected to serve until the next annual meeting of the shareholders and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal.  Any Trustee may resign at any time by delivering written notice to the Board of Trustees, effective upon execution and delivery of such written notice or upon any future date specified in the notice.  The acceptance of the resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  At least a majority of the Board of Trustees shall be Trustees whom the Board of Trustees has determined are independent under the standards established by the Board of Trustees and in accordance with the then applicable listing requirements of the New York Stock Exchange.  A Trustee shall be an individual at least 21 years of age who is not under legal disability.  The third sentence of this Article III, Section 2 shall be effective from and after the commencement of trading of securities of the Trust on the New York Stock Exchange, and not prior thereto.

Section 3.                    ANNUAL AND REGULAR MEETINGS.  An annual meeting of the Board of Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary.  The Board of Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Trustees without other notice than such resolution.

Section 4.                    SPECIAL MEETINGS.  Special meetings of the Board of Trustees may be called by or at the request of the executive chairman or chairman of the Board of Trustees, the chief executive officer or the president or by a majority of the Trustees then in office.  The person or persons authorized to call special meetings of the Board of Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Trustees called by them.

Section 5.                    NOTICE.  Notice of any special meeting of the Board of Trustees shall be delivered personally or by telephone, electronic mail, facsimile transmission, U.S. mail or courier to each Trustee at his or her business or residence address or by any other means permitted under Maryland law.  Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting.  Notice by U.S. mail shall be given at least five days prior to the meeting.  Notice by courier shall be given at least two days prior to the meeting.  Telephone notice shall be deemed to be given when the Trustee or his or her agent is personally given such notice in a telephone call to which the Trustee or his or her agent is a party.  Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee.  Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt.  Notice by U.S. mail shall be deemed to be given when deposited in the U.S. mail properly addressed, with postage thereon prepaid.  Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6.                    QUORUM.  A majority of the Board of Trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.

The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Trustees to leave less than a quorum.

Section 7.                    VOTING.  The action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.  If enough Trustees have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of Trustees necessary to constitute a quorum at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.

Section 8.                    TELEPHONE MEETINGS.  Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 9.                    INFORMAL ACTION BY TRUSTEES.  Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent in writing to such action is signed or submitted by electronic transmission to the Trust by each Trustee and such written consent is filed with the minutes of proceedings of the Board of Trustees.

Section 10.              ORGANIZATION.  At each meeting of the Board of Trustees, the executive chairman or chairman of the Board of Trustees or, in the absence of the executive chairman or chairman of the Board of Trustees, the vice chairman, if any, of the Board of Trustees, or, in the absence of the executive chairman, the chairman and the vice chairman, if any, the chief executive officer or in the absence of the chief executive officer, the president or in the absence of the president, a Trustee chosen by a majority of the Trustees present, shall act as chairman of the meeting.  The secretary or, in his or her absence, an assistant secretary of the Trust, or in the absence of the secretary and all assistant secretaries, a person appointed by the chairman, shall act as secretary of the meeting.

Section 11.              VACANCIES.  If for any reason any or all of the Trustees cease to be Trustees, such event shall not terminate the Trust, or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than a quorum of Trustees remain).  Any vacancy (including a vacancy created by an increase in the number of Trustees) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Trustees, even if the remaining Trustees do not constitute a quorum. Any individual so elected as Trustee shall hold office for the unexpired term of the Trustee he or she is replacing and until a successor is elected and qualifies.

Section 12.              COMPENSATION.  Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Board of Trustees or a duly authorized committee thereof, may receive compensation per year and/or per meeting and for any service or activity they performed or engaged in as Trustees.  Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Trustees or of any committee thereof; and for their expenses, if any, in connection with any service or activity performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

Section 13.              LOSS OF DEPOSITS.  No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association or other institution with whom moneys or shares have been deposited.

Section 14.              SURETY BONDS.  Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 15.              REMOVAL OF TRUSTEES. The shareholders may remove any Trustee in the manner provided in the Declaration of Trust.

Section 16.              RELIANCE.  Each Trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the advisers, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Trust, as to matters which the Trustee, officer, employee or agent reasonably believes to be within the person’s professional or expert competence, regardless of whether such counsel or expert may also be a Trustee.

Section 17.              RATIFICATION. The Board of Trustees or the shareholders may ratify and make binding on the Trust any action or inaction by the Trust or its officers to the extent that the Board of Trustees or the shareholders could have originally authorized the matter. Moreover, any action or inaction questioned in any shareholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the shareholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Trust and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 18.              CERTAIN RIGHTS OF TRUSTEES AND OFFICERS. A Trustee who is not also an officer of the Trust shall have no responsibility to devote his or her full time to the affairs of the Trust. Any Trustee or officer, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Trust.

ARTICLE IV

COMMITTEES

Section 1.                    NUMBER, TENURE AND QUALIFICATIONS.  The Board of Trustees may appoint from among its members a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee and may appoint other committees, composed of one or more Trustees, to serve at the pleasure of the Board of Trustees; provided, however, that the membership of each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee at all times shall comply with the independence and other listing requirements and rules and regulations of the New York Stock Exchange and the rules and regulations promulgated under the federal securities laws, and any other independence and other requirements set forth in the Company’s corporate governance guidelines and applicable committee charters.

Section 2.                    POWERS.  The Board of Trustees may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Trustees, except as prohibited by law.

Section 3.                    MEETINGS.  In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member provided that such Trustee meets the requirements of such committee.  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees.  Each committee shall keep minutes of its proceedings and shall report the same to the Board of Trustees at the next succeeding meeting, and any action by the committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration.

Section 4.                    QUORUM.  A majority of the members of any committee shall constitute a quorum for the transaction of business at a committee meeting, and the act of a majority present shall be the act of such committee. The Board of Trustees, or the members of a committee to which such power has been duly delegated by the Board of Trustees, may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board of Trustees shall otherwise provide.

Section 5.                    TELEPHONE MEETINGS.  Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 6.                    INFORMAL ACTION BY COMMITTEES.  Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing to such action is signed or submitted by electronic transmission to the Trust by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

Section 7.                    VACANCIES, REMOVAL AND DISSOLUTION.  Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 1.                    GENERAL PROVISIONS.  The officers of the Trust shall include a president, a secretary and a treasurer and may include an executive chairman of the Board of Trustees, a chairman of the Board of Trustees, a vice chairman of the Board of Trustees, a chief executive officer, a chief operating officer, a financial investment officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Trustees may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable.  The officers of the Trust shall be elected annually by the Board of Trustees at the first meeting of the Board of Trustees held after each annual meeting of shareholders, except that the chief executive officer or president may appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient.  Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided.  Any two or more offices except (1) president and vice president and (2) chief executive officer and vice president may be held by the same person. In its discretion, the Board of Trustees may leave any office unfilled.  Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 2.                    REMOVAL AND RESIGNATION.  Any officer or agent of the Trust may be removed by the Board of Trustees, with or without cause, if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Board of Trustees, the executive chairman or chairman of the Board of Trustees, the chief executive officer, the president or the secretary.  Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 3.                    VACANCIES.  A vacancy in any office may be filled by the Board of Trustees for the balance of the term.

Section 4.                    CHIEF EXECUTIVE OFFICER.  The Board of Trustees may designate a chief executive officer.  The chief executive officer shall have responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, for the general management and administration of the business and affairs of the Trust, and for the supervision of other officers.  The chief executive officer may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Trustees from time to time.  In the absence of the executive chairman or chairman of the Board of Trustees or the vice chairman of the Board of Trustees, if there be one, the chief executive officer shall preside over the meetings of the Board of Trustees and of the shareholders at which he or she shall be present.

Section 5.                    CHIEF OPERATING OFFICER.  The Board of Trustees may designate a chief operating officer.  The chief operating officer shall have the responsibilities and duties as set forth by the Board of Trustees or the chief executive officer.

Section 6.                    CHIEF FINANCIAL OFFICER.  The Board of Trustees may designate a chief financial officer.  The chief financial officer shall have the responsibilities and duties as set forth by the Board of Trustees or the chief executive officer.

Section 7.                    EXECUTIVE CHAIRMAN OR CHAIRMAN OF THE BOARD.  The Board of Trustees may designate an executive chairman or chairman of the Board of Trustees and shall provide whether the executive chairman or chairman of the Board of Trustees shall also be an officer of the Trust.  The executive chairman or chairman of the Board of Trustees shall preside over the meetings of the Board of Trustees and of the shareholders at which he or she shall be present and shall in general oversee all of the business and affairs of the Trust.  The executive chairman or chairman of the Board of Trustees, if designated as an officer of the Trust, may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed.  The executive chairman or chairman of the Board of Trustees shall perform such other duties as may be assigned to him or her by the Board of Trustees.

Section 8.                    PRESIDENT.  In the absence of the executive chairman or chairman of the Board of Trustees and the chief executive officer, the president shall preside over the meetings of the Board of Trustees and of the shareholders at which he or she shall be present.  In the absence of a designation of a chief executive officer by the Board of Trustees, the president shall be the chief executive officer.  The president may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Trustees or the chief executive officer from time to time.

Section 9.                    VICE PRESIDENTS.  In the absence of each of the chief executive officer, the chief operating officer and the president or in the event of a vacancy in all three offices, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him or her by the chief executive officer or by the Board of Trustees.  The Board of Trustees may designate one or more vice presidents as executive vice president, as senior vice president or as vice president for particular areas of responsibility.  The chief executive officer or, in the event there is no chief executive officer, the president may designate one or more vice presidents as vice president for particular areas of responsibility.

Section 10.              SECRETARY.  The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the Trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Trustees.

Section 11.              TREASURER.  The treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees.

The treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements and shall render to the chief executive officer and the Board of Trustees, at the regular meetings of the Board of Trustees or whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the Trust.

Section 12.              ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.  The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president, the chief executive officer or the Board of Trustees.  The assistant treasurers shall, if required by the Board of Trustees, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Trustees.

Section 13.              SALARIES.  The salaries and other compensation of the officers shall be fixed from time to time by the Board of Trustees or a committee thereof, and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Trustee.

ARTICLE VI

CONTRACTS, CHECKS AND DEPOSITS

Section 1.                    CONTRACTS.  The Board of Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be valid and binding upon the Board of Trustees and upon the Trust.

Section 2.                    CHECKS AND DRAFTS.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Board of Trustees.

Section 3.                    DEPOSITS.  All funds of the Trust not otherwise employed shall be deposited or invested from time to time to the credit of the Trust as the Board of Trustees, the chief executive officer, the chief financial officer or any other officer designated by the Board of Trustees may determine.

ARTICLE VII

SHARES

Section 1.                    CERTIFICATES.  In the event that the Trust issues shares of beneficial interest evidenced by certificates, each shareholder shall be entitled to a certificate or certificates which shall evidence and certify the number of shares of each class of beneficial interests held by him or her in the Trust. Each certificate shall be signed by the chief executive officer, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information.

Section 2.                    TRANSFERS.  All transfers of shares shall be made on the books of the Trust, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Trustees or any officer of the Trust may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.  The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Trustees that such shares shall no longer be evidenced by certificates.  Upon the transfer of uncertificated shares, to the extent then required by the MGCL, the Trust shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on share certificates.

The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of beneficial interest of the Trust will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

Section 3.                    REPLACEMENT CERTIFICATE.  Any officer designated by the Board of Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen, destroyed or mutilated upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, destroyed or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such shareholder and the Board of Trustees has determined such certificates may be issued.  When authorizing the issuance of a new certificate, an officer designated by the Board of Trustees may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, destroyed or mutilated certificate or the owner’s legal representative to advertise the same in such manner as he or she shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 4.                    CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.  The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose.  Such date, in any case, shall not be prior to 5:00 p.m., Eastern Time, on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders not less than 10 days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

In lieu of fixing a record date, the Board of Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days.  If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days before the date of such meeting.

If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at 5:00 p.m., Eastern Time, on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Trustees, declaring the dividend or allotment of rights, is adopted.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 5.                    SHARE LEDGER.  The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class of share held by such shareholder.

Section 6.                    FRACTIONAL SHARES; ISSUANCE OF UNITS.  The Board of Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine.  Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board of Trustees may issue units consisting of different securities of the Trust.  Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred to the books of the Trust only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The fiscal year of the Trust shall end on December 31 of each year.  The Board of Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1.                    AUTHORIZATION.  Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized and declared by the Board of Trustees, subject to the applicable provisions of law and the Declaration of Trust.  Dividends and other distributions may be paid in cash, property or shares of the Trust, subject to the applicable provisions of law and the Declaration of Trust.

Section 2.                    CONTINGENCIES.  Before payment of any dividends or other distributions, there may be set aside out of any assets of the Trust available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine to be in the best interest of the Trust, and the Board of Trustees may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

SEAL

Section 1.                    SEAL.  The Board of Trustees may authorize the adoption of a seal by the Trust.  The seal shall contain the name of the Trust and the year and state of its incorporation.  The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.                    AFFIXING SEAL.  Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE XI

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify (a) any present or former Trustee or officer (including any individual who, at the request of the Trust, serves or has served as a director, officer, partner, trustee, employee or agent of another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise) against any claim or liability to which he or she may become subject by reason of service in such capacity, and (b) any present or former Trustee or officer who has been successful in the defense of a proceeding to which he or she was made a party by reason of service in such capacity, against reasonable expenses incurred by the Trustee or officer in connection with the proceeding and shall pay or reimburse, in advance of final disposition of the proceeding, such reasonable expenses.  The Trust may, with the approval of its Board of Trustees, provide such indemnification or advancement of expenses to any present or former Trustee or officer who served a predecessor of the Trust, and to any employee or agent of the Trust or a predecessor of the Trust.  Any amendment of this section shall be prospective only and shall not affect the applicability of this section with respect to any act or failure to act that occurred prior to such amendment.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or omission that occurred prior to the effective date of such amendment, repeal or adoption.

Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL for directors of Maryland corporations. The Trust may provide to Trustees, officers, employees, agents and shareholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

ARTICLE XII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIII

AMENDMENT OF BYLAWS

The Board of Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

ARTICLE XIV

BOOKS AND RECORDS

The Trust shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its shareholders and Board of Trustees and of an executive or other committee when exercising any of the powers of the Board of Trustees.  The books and records of the Trust may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.  Minutes shall be recorded in written form but may be maintained in the form of a reproduction.

ARTICLE XV

SEVERABILITY

If any provision of these Bylaws shall be held invalid or unenforceable in any respect, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable any other provision of these Bylaws in any jurisdiction.

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